                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                         FULTON FINANCIAL CORPORATION
                         ----------------------------
            (Exact Name of Registrant as Specified in its Charter)
        Pennsylvania                                            23-2195389
        ------------                                            ----------
 (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                        Identification Number)

                                One Penn Square
                                P. O. Box 4887
                         Lancaster, Pennsylvania 17604
     ---------------------------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)

                         Fulton Financial Corporation
                       1996 Incentive Stock Option Plan
                       --------------------------------
                           (Full Title of the Plan)

Rufus A. Fulton, Jr., President and             Copy to:
 Chief Executive Officer                        Nancy Mayer Hughes, Esquire
Fulton Financial Corporation                    Barley, Snyder, Senft & Cohen
One Penn Square                                 126 East King Street
P. O. Box 4887                                  Lancaster, PA  17602-2893
Lancaster, PA  17604
- --------------------
(Name and Address of Agent for Service)
                                 (717)291-2411
     ---------------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)


                       --------------------------------

====================================================================================================================================
                                                           Proposed maximum          Proposed maximum
Title of Securities to              Amount to be          offering price per        aggregate offering             Amount of
    be Registered                  registered/1/               share/2/                   price                 registration fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock $2.50 par                 1,650,000                $19.875              $32,793,750.00                $11,308.19
 value per share
- ------------------------------------------------------------------------------------------------------------------------------------
  (1)   Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover additional securities to be offered or issued pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
- ------------------------------------------------------------------------------------------------------------------------------------
  (2)   Determined, in accordance with Rule 457(c), upon the basis of the average of the high and low prices of the registrant's common stock as reported on the NASDAQ National Market System as of May 30, 1996.
====================================================================================================================================


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
- -------   ----------------------------------------

          The following documents filed by the registrant with the Securities and Exchange Commission are incorporated in and made a part of this registration statement by reference as of their respective dates:

          (a) The registrant's Annual Report filed on Form 10-K for the year ended December 31, 1995.

          (b) The registrant's Quarterly Report filed on Form 10-Q for the quarter ended March 31, 1996.

          (c) The description of the registrant's Common Stock in the registrant's Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the 1933 Act), which was declared effective on December 22, 1995.

          All documents hereinafter filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
- -------   --------------------------

          A description of the registrant's Common Stock to be offered is not provided in this registration statement because such class of the registrant's securities is registered under Section 12 of the 1934 Act.

Item 5.   Interests of Named Experts and Counsel.
- -------   ---------------------------------------

          Neither the registrant's independent auditors, Arthur Andersen LLP, nor the registrant's counsel, Barley, Snyder, Senft & Cohen, nor any individual employed by or associated with either such firm in a professional capacity, was employed by the registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its subsidiaries or was connected with the registrant or any of its subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, officer or employee. John O. Shirk is a partner in the law firm of Barley, Snyder, Senft & Cohen and is a member of the Board of Directors of the registrant.

Item 6.   Indemnification of Directors and Officers.
- -------   ------------------------------------------

          Under Pennsylvania law, corporations have the power to indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding, civil or criminal, in which he or she is made a party by reason of being or having been such director or officer, except in relation to matters as to which he or she will be adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct in the performance of a duty to the corporation and to make any other indemnification that will be authorized by the articles of incorporation or bylaws or resolution adopted after notice to the shareholders.

          The Bylaws of the registrant provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interests of the registrant, and without willful misconduct or recklessness. The registrant has purchased insurance to indemnify its directors, officers, employees and agents under certain circumstances.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions of the registrant's Bylaws, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


Item 7.   Exemption from Registration Claimed.
- -------   ------------------------------------

          Restricted securities will not be reoffered or resold pursuant to this registration statement.

Item 8.   Exhibits.
- -------   ---------

Number                                         Exhibit
- ------                                         -------

4 Rights Agreement dated June 20, 1989, between Fulton Financial Corporation and Fulton Bank -- Incorporated by reference to Exhibit 1 of the Fulton Financial Corporation Current Report on Form 8-K dated June 21, 1989

5 and 23(a)              Opinion and Consent of Barley, Snyder, Senft & Cohen,
                         with respect to the securities registered hereunder

23(b)                    Consent of Arthur Andersen LLP

24                       Power of Attorney

99                       Fulton Financial Corporation 1996 Incentive Stock
                         Option   Plan -- Incorporated by reference to Exhibit A
                         of the Fulton Financial Corporation Proxy Statement dated March 26, 1996


Item 9.   Undertakings.
- -------   -------------

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on this 21st day of May, 1996.

                                    FULTON FINANCIAL CORPORATION

                                    By:/s/ Rufus A. Fulton, Jr.
                                       ------------------------
                                      Rufus A. Fulton, Jr., President
                                      and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                             TITLE                      DATE
                                             -----                      ----
/s/ Jeffrey G. Albertson                     Director                May 21, 1996
- ---------------------------
   Jeffrey G. Albertson


/s/ James R. Argires                         Director                May 21, 1996
- ---------------------------
     James R. Argires
                                             Director
- ---------------------------
    Donald M. Bowman, Jr.

/s/ Thomas D. Caldwell, Jr.                  Director                May 21, 1996
- ---------------------------
  Thomas D. Caldwell, Jr.

/s/ Beth Ann L. Chivinski             Senior Vice President          May 21, 1996
- ---------------------------               and Controller
   Beth Ann L. Chivinski          (Principal Accounting Officer)

/s/ Harold D. Chubb                          Director                May 21, 1996
- ---------------------------
     Harold D. Chubb

/s/ William H. Clark, Jr.                    Director                May 21, 1996
- ---------------------------
   William H. Clark, Jr.

                                             TITLE                      DATE
                                             -----                      ----
/s/ Frederick B. Fichthorn                  Director                May 21, 1996
- ---------------------------
  Frederick B. Fichthorn

/s/ Patrick J. Freer                        Director                May 21, 1996
- ---------------------------
     Patrick J. Freer

/s/ Rufus A. Fulton, Jr.           President, Chief Executive       May 21, 1996
- ---------------------------           Officer and Director
   Rufus A. Fulton, Jr.           (Principal Executive Officer)

/s/ Eugene H. Gardner                       Director                May 21, 1996
- ---------------------------
     Eugene H. Gardner

/s/ Robert D. Garner                 Chairman of the Board          May 21, 1996
- ---------------------------             and Director
     Robert D. Garner

/s/ Daniel M. Heisey                        Director                May 21, 1996
- ---------------------------
     Daniel M. Heisey

/s/ J. Robert Hess                          Director                May 21, 1996
- ---------------------------
      J. Robert Hess

/s/ Carolyn R. Holleran                     Director                May 21, 1996
- ---------------------------
   Carolyn R. Holleran

/s/ Clyde W. Horst                          Director                May 21, 1996
- ---------------------------
      Clyde W. Horst

/s/ Bernard J. Metz, Sr.                    Director                May 21, 1996
- ---------------------------
    Bernard J. Metz, Sr.

/s/ Charles J. Nugent             Executive Vice President and      May 21, 1996
- ---------------------------          Chief Financial Officer
     Charles J. Nugent            (Principal Financial Officer)

/s/ Arthur M. Peters, Jr.                   Director                May 21, 1996
- ---------------------------
   Arthur M. Peters, Jr.

                                             TITLE                      DATE
                                             -----                      ----

/s/ Stuart H. Raub, Jr.                     Director                May 21, 1996
- --------------------------------
      Stuart H. Raub, Jr.

/s/ Donald E. Ruhl                          Director                May 21, 1996
- --------------------------------
         Donald E. Ruhl

/s/ Mary Ann Russell                        Director                May 21, 1996
- --------------------------------
       Mary Ann Russell

/s/ William E. Rusling                      Director                May 21, 1996
- --------------------------------
      William E. Rusling

/s/ John O. Shirk                           Director                May 21, 1996
- --------------------------------
         John O. Shirk

/s/ R. Scott Smith                  Executive Vice President        May 21, 1996
- --------------------------------
        R. Scott Smith

/s/ James K. Sperry                         Director                May 21, 1996
- --------------------------------
       James K. Sperry


- --------------------------------            Director
            Kenneth G. Stoudt
